                             Schedule 14A
                            (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement         [_]  Confidential, for use of the
                                              Commission only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[_]  Definitive additional materials

[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        Bone Care International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                         BONE CARE INTERNATIONAL, INC.
                               ONE SCIENCE COURT
                            MADISON, WISCONSIN 53711
                                 (608) 236-2500

                               -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF THE COMMON STOCK OF BONE CARE INTERNATIONAL, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Shareholders of Bone Care International, Inc. (the "Company") will be held at Bone Care International, Inc., One Science Court, Madison, Wisconsin, on Friday, November 13, 1998, at 3:00 p.m., local time, for the following purposes:

    (1) To elect two (2) directors to serve until the 2001 Annual Meeting of Shareholders.

    (2) To ratify the selection of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending June 30, 1999.

    (3) To transact any other business as may properly come before the Meeting or any adjournments thereof.

  Only shareholders of record at the close of business on October 2, 1998, the record date for the Meeting, shall be entitled to notice of and to vote at the Meeting or any adjournments thereof.

                                   IMPORTANT

  To ensure your representation at the Meeting, please sign and date the enclosed proxy, and return it immediately in the enclosed stamped envelope. Sending in your proxy will not prevent you from personally voting your shares at the Meeting, since you may revoke your proxy by attending the meeting and voting in person or by advising the Assistant Secretary of the Company in writing (by later-dated proxy which is voted at the Meeting or otherwise) of such revocation at any time before it is voted.

                                            By Order of the Board of
                                             Directors,

                                            LOGO
                                            Charles W. Bishop, Ph.D.
                                            President and Chief Executive
                                             Officer

Madison, Wisconsin
October 12, 1998

                         BONE CARE INTERNATIONAL, INC
                               ONE SCIENCE COURT
                           MADISON, WISCONSIN 53711
                                (608) 236-2500

                               -----------------

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of the accompanying Proxy by the Board of Directors of Bone Care International, Inc. (the "Company") for use at the Annual Meeting (the "Meeting") of Shareholders to be held at Bone Care International, Inc., One Science Court, Madison, Wisconsin, Friday, November 13, 1998, at 3:00 p.m., local time, and at any adjournments thereof.

  At the Meeting, shareholders will consider proposals to (1) elect two (2) directors to serve until the 2001 Annual Meeting of Shareholders, and (2) ratify the selection of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending June 30, 1999. The Board of Directors does not know of any other matters to be brought before the Meeting; however, if other matters should properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote on such matters at their discretion.

  Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by attending the Meeting and voting in person or by advising the Assistant Secretary of the Company of such revocation in writing (by later-dated proxy which is voted at the Meeting or otherwise).

                              PROXY SOLICITATION

  Proxies will be solicited by mail. In addition to solicitation by mail, certain officers and employees of the Company may solicit by telephone, telegraph, and personally. The cost of the solicitation will be borne by the Company. The Notice of the Meeting, this Proxy Statement, the accompanying form of Proxy and the Annual Report on Form 10-K filed with the Securities and Exchange Commission, including financial statements for the fiscal year ended June 30, 1998, were first mailed to shareholders on or about October 12, 1998.

                         SHAREHOLDERS ENTITLED TO VOTE

  Only holders of record of the shares of Common Stock of the Company at the close of business on October 2, 1998, the record date for the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Shareholders will be entitled to one vote for each full share held. On October 2, 1998, there were outstanding 10,135,956 shares of Common Stock of the Company.

                               VOTING INFORMATION

  A shareholder may, with respect to the election of directors, (i) vote for the election of both nominees named below to serve until the 2001 Annual Meeting of Shareholders, (ii) withhold authority to vote for both nominees, or
(iii) vote for the election of one nominee and withhold authority to vote for the other nominee by striking a line through such other nominee's name on the Proxy. A shareholder may, with respect to the proposal to ratify the selection of KPMG Peat Marwick LLP as auditors for the Company, (i) vote "FOR", (ii) vote "AGAINST", or (iii) "ABSTAIN" from voting on such proposal.

  Proxies in the accompanying form, properly executed and received by the Company at or prior to the Meeting and not revoked, will be voted as directed therein on all matters presented at the Meeting. In the absence of a specific direction from the shareholder as to a proposal, the shareholder's Proxy will be voted "FOR" the election of the director nominees named in this Proxy Statement and "FOR" ratification of the selection of KPMG Peat Marwick LLP as the Company's auditors. If a Proxy is marked to indicate that all or a portion of the shares represented by such Proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

  The affirmative vote of a plurality of the votes cast by the shares present in person or by proxy at the Meeting and entitled to vote in the election of directors is required to elect directors. Thus, if a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as directors. Accordingly, non-voted shares with respect to the election of directors will not affect the outcome of the election of directors. In addition, withholding authority to vote for a director nominee will not prevent such nominee from being elected. Similarly, if a quorum is present, in order to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors, the number of votes cast favoring ratification must exceed the number of votes cast opposing ratification. Accordingly, non-voted shares and abstentions with respect to the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors will not affect the determination of whether such matter has been ratified.

                            PURPOSES OF THE MEETING

ITEM 1--ELECTION OF DIRECTORS

  The Company's By-Laws authorize the Board of Directors to fix the number of directors, provided that such number shall not be less than five nor more than twelve. Currently, the number is fixed at five. The By-Laws stagger the Board of Directors by dividing the number of directors into three classes, with one class being elected each year for a term of three years. For the 1998 Annual Meeting, two directors, Richard B. Mazess, Ph.D. and John Kapoor, are nominees for election to the Board of Directors.

  The table below sets forth certain information with respect to the nominees for election as directors of the Company to serve until the 2001 Annual Meeting of Shareholders. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted "FOR" the election as a director of the persons named below, who have been nominated by the Board of Directors. If, at or prior to such person's election, either nominee shall be unwilling or unable to serve, it is presently intended that the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe either nominee will be unwilling or unable to serve.

                                                     PRINCIPAL OCCUPATIONS
       NAME AND AGE          POSITIONS HELD            DURING PAST 5 YEAR
       ------------       --------------------- -------------------------------
 TO SERVE UNTIL THE 2001 ANNUAL MEETING OF SHAREHOLDERS:
 Richard B. Mazess, Ph.D. Chairman of the Board Director since 1984; Founder of
  Age 59                                        the Company; Chairman of the
                                                Board since February 1996;
                                                President since inception of
                                                the Company in 1984 through
                                                February, 1996; President and
                                                Director of Lunar Corporation
                                                since 1974; Professor Emeritus
                                                of Medical Physics at the
                                                University of Wisconsin-Madison
                                                since 1985. Lunar develops and
                                                sells x-ray and ultrasound
                                                densitometers for the diagnoses
                                                and monitoring of osteoporosis
                                                and other metabolic bone
                                                diseases.
 John Kapoor, Ph.D.       Director              Director since 1990; President
  Age 55                                        and owner of EJ Financial
                                                Enterprises (a private
                                                financial and investment firm)
                                                since April 1990; Director of
                                                Unimed Pharmaceuticals, Inc.
                                                since 1991, Option Care, Inc.
                                                since 1991; NeoPharm, Inc.
                                                since 1990, and Integrated
                                                Surgical Systems, Inc. since
                                                December, 1995; Director of
                                                Akorn, Inc. since 1991, and
                                                acting Chief Executive Officer
                                                since June, 1996.

  THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES NAMED ABOVE TO SERVE ON THE BOARD OF DIRECTORS OF THE COMPANY.

  The following table sets forth certain information about the directors of the Company whose terms of office will continue after the 1998 Annual Meeting.

                                                    PRINCIPAL OCCUPATIONS
       NAME AND AGE         POSITIONS HELD            DURING PAST 5 YEAR
       ------------       ------------------- ---------------------------------
 TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF SHAREHOLDERS:
 Robert A. Beckman        Director            Director since 1989; Vice
  Age 44                                      President of Finance for the
                                              period May, 1996 through November
                                              14, 1996; Vice President of
                                              Finance for Lunar Corporation
                                              since 1987.
 Charles W. Bishop, Ph.D. President and Chief Director since 1989; President
  Age 47                  Executive Officer   and Chief Executive Officer since
                                              February, 1996; Vice President
                                              from March, 1990 to February,
                                              1996.
 TERM EXPIRING AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS:
 Martin Barkin, M.D.      Director            Director since 1993; President
  Age 62                                      and Chief Executive Officer of
                                              Draxis Health, Inc. (a
                                              pharmaceutical company) since
                                              1992; Partner and National
                                              Practice Leader for HealthCare at
                                              KPMG Peat Marwick LLP from 1991
                                              to 1992; Deputy Minister of
                                              Health for the Province of
                                              Ontario from 1987 to 1991;
                                              Director of Novopharm Biotech (a
                                              biotech research and development
                                              company).

  Directors do not receive cash compensation for serving as members of the Board. Subsequent to the 1996 Annual Meeting of Shareholders and pursuant to the Bone Care International, Inc. 1996 Stock Option Plan (the "Plan"), annual awards of nonqualified options to purchase 9,000 shares of Common Stock at the fair market value on the grant date have been granted to non-employee directors. These options expire ten years after their grant date and vest in one-third increments on the first three anniversaries of the grant date.

  During the year ended June 30, 1998, six meetings of the Board of Directors were held. All of the directors attended at least 83% of the meetings in person or by telephone. The Board of Directors has an Audit Committee. The Audit Committee, composed of non-employee directors, oversees the audit of the corporate accounts through independent public accountants whom it recommends for selection by the Board of Directors. The Committee reviews the scope of the audit with such accountants and their related fees. The Audit Committee did not hold any formal meetings during the fiscal year ended June 30, 1998. Its members are Dr. Kapoor and Mr. Beckman. The compensation committee, composed of non-employee directors, determines the compensation and benefits for officers (other than stock options granted under the Plan), and makes recommendations to the Board of Directors concerning compensation arrangements for the President and Chief Executive Officer and Board of Directors. Dr. Kapoor and Dr. Mazess are members of the compensation committee. The Compensation Committee did not hold any formal meetings during the fiscal year ended June 30,1998. The Company does not have a nominating committee of the Board of Directors. However, under the By-Laws of the Company, the Board may establish additional committees as it deems advisable.

 Section 16(a) Beneficial Ownership Reporting Compliance

  Directors and officers of the Company are required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission their transactions in, and beneficial ownership of, the Company's Common Stock, including options to purchase Common Stock. Reports received by the Company indicate that Mr. Beckman inadvertently failed to timely report during 1998 one disposition and one acquisition of shares of Common Stock.

ITEM 2--RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected KPMG Peat Marwick LLP, Chicago, Illinois, as independent certified public accountants to act as auditors for the Company for the fiscal year ending June 30, 1999. KPMG Peat Marwick LLP has examined the accounts of the Company since March 1990, and in the opinion of management, the firm should continue as auditors of the Company. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted "FOR" the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors.

  Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting, will have an opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

           SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS,
                       DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company, by (i) each director of the Company, (ii) each executive officer of the Company who is named in the summary compensation table included in this Proxy Statement, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company.

                                                 AMOUNT AND NATURE OF PERCENT OF
      NAME OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP  CLASS(1)
      ------------------------                   -------------------- ----------
      Martin Barkin, M.D.......................         239,842(2)        2.4%
      Robert A. Beckman........................          47,973(3)        *
      Charles W. Bishop, Ph.D..................          96,627(4)        *
      John Kapoor, Ph.D........................         240,250(5)        2.4
      Richard B. Mazess, Ph.D..................       3,112,710(6)       30.7
      All Directors and Executive Officers as a
       Group
       (7 persons).............................       3,740,402(7)       36.5
      T. Rowe Price Associates.................         954,000(8)        9.4
       100 E. Pratt Street Baltimore, MD 21202
      RCM Capital Management L.L.C.............         968,500(9)        9.6
       4 Embarcadero Center,
       Suite 3000
       San Francisco, CA 94111
      State of Wisconsin Investment Board......         800,000(10)       7.8
       Lake Terrace
       121 E. Wilson Street
       Madison, WI 53707

--------
*Less than 1 percent (1%)
 (1) Except as indicated below, the percentage beneficially owned represents shares of Common Stock held of record and beneficially as of September 23, 1998 and all shares of Common Stock are held with sole voting and investment power. Percentage amounts are based upon an aggregate of 10,135.956 shares issued and outstanding and shares of Common Stock issuable within 60 days of September 23, 1998 upon exercise of stock options.
 (2) Includes 3,000 shares of Common Stock issuable within 60 days upon exercise of stock options and 236,842 shares of Common Stock owned by Draxis, of which Dr. Barkin is Chief Executive Officer and over which he may be deemed to have voting and investment power.
 (3) Includes 40,446 shares of Common Stock issuable within 60 days upon exercise of stock options, and 27 shares of Common Stock held by Mr. Beckman as custodian for his children.
 (4) Includes 58,000 shares of Common Stock issuable within 60 days upon exercise of stock options and 2,800 shares of Common Stock held by the wife of Dr. Bishop as custodian for his children.
 (5) Includes 3,000 shares of Common Stock issuable within 60 days upon exercise of stock options.

 (6) Includes 1,603,950 shares of Common Stock held by Dr. Mazess in joint tenancy with his wife and 587,500 shares of Common Stock held by Dr. Mazess as custodian for his daughters.
 (7) Includes 104,446 shares of Common Stock issuable within 60 days upon exercise of stock options.
 (8) Based on Amendment No. 1 to Schedule 13G dated February 12, 1998 furnished to the Company, before the completion on July 24, 1998 of the Company's offering of 1,326,000 shares of Common Stock (the "Offering"),
     T. Rowe Price Associates, Inc., an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940, had sole voting power with respect to 68,800 shares of Common Stock and sole dispositive power with respect to 854,000 shares of Common Stock, and T. Rowe Price Small Cap Value Fund, Inc., an investment company registered under Section 8 of the Investment Company Act of 1940, had sole voting power with respect to 650,000 shares of Common Stock and sole dispositive power with respect to no shares of Common Stock. T. Rowe Price Associates, Inc. may be deemed to be the beneficial owner of an additional 100,000 shares of Common Stock purchased in the Offering.
 (9) Based on Amendment No. 2 to Schedule 13G dated January 30, 1998 furnished to the Company, before the completion of the Offering, Dresdner RCM Global Investors LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, had sole voting power with respect to 618,500 shares of Common Stock and sole dispositive power with respect to 718,500 shares of Common Stock. RCM Limited L.P. is the managing agent of Dresdner RCM Global Investors LLC and RCM General Corporation is the general partner of RCM Limited L.P. and may be deemed to be the beneficial owner of such securities to the extent that Dresdner RCM Global Investors LLC is deemed to be the beneficial owner of such securities. Based on Amendment No. 2 to Schedule 13G dated January 30, 1998 furnished by Dresdner Bank AG to the Company, Dresdner RCM Global Investors LLC is a wholly-owned subsidiary of Dresdner Bank AG and Dresdner Bank AG may be deemed to be the beneficial owner of such securities. Dresdner RCM Global Investors LLC may be deemed to be the beneficial owner of an additional 250,000 shares of Common Stock purchased in the Offering.
(10) Based upon information provided by the State of Wisconsin Investment Board to the Company in connection with the preparation of this Proxy Statement.

                            EXECUTIVE COMPENSATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

  The following is a report submitted by the Board of Directors addressing the Company's compensation policy as it related to the President and Chief Executive Officer for fiscal year 1998. With respect to other executive officers of the Company, Richard B. Mazess, Chairman of the Company, received no direct compensation from the Company. The Company paid Lunar Corporation ("Lunar") fees aggregating $58,200 during fiscal year 1998 pursuant to a Transition Agreement for substantially all the services that Dr. Mazess and Lunar provided to the Company.

  This report by the Board of Directors and the Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

  Compensation Policy. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while also motivating and retaining executive officers and other key employees. The Company's executive compensation program integrates annual base salary with cash bonuses and stock options based upon corporate performance and individual initiatives and performance. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation would be higher than in years in which performance is below expectations.

  On May 8, 1996, Lunar distributed to its shareholders all of the shares of Common Stock of the Company then owned by Lunar (the "Distribution"). In considering the appropriate kinds and levels of compensation of the Chief Executive Officer and other executive officers of the Company after the Distribution, the Board of Directors determined that the base salary of the Chief Executive Officer would not be increased as a result of the Company becoming a publicly traded company through the Distribution. Instead, the Board determined that the salary of the Chief Executive Officer would be adjusted consistent with past practice when the Company was a subsidiary of Lunar. However, in order to reflect the fact that the Company was primarily a research and development company with nominal revenues, and in order to motivate executive officers to achieve the Company's performance goals and create shareholder value, it was determined that the Chief Executive Officer, and other executive officers of the Company at the time, would be granted options to purchase Common Stock representing an aggregate 2.3% of the Common Stock issued and outstanding plus amounts issuable under all stock options awarded at the time of the Distribution.

  Salary and Bonus. Annual base salary is designed to attract and retain qualified executives. The Chief Executive Officer's salary for fiscal year 1998 was $150,000, which represents a 4.3% increase in salary from fiscal year 1997. The cash bonus received by the Chief Executive Officer was $4,225 for fiscal year 1998.

  Stock Options. The Board of Directors believes that stock options ensure that executives have a continuing stake in the long term success of the Company and are an effective incentive for executives to create value for the shareholders since the value of a stock option bears a direct relationship to the Company's stock price. Stock options are granted under the Plan and all executive officers are eligible to be granted stock options under the Plan. As described above, in order to reflect the fact that the Company is primarily a research and development company with nominal revenues, and in order to motivate executive officers to achieve the Company's goals and create shareholder value, in 1996 the Chief Executive Officer, and other executive officers of the Company at the time, were granted stock options representing an aggregate 2.3% of the Common Stock issued and outstanding plus amounts issuable under all stock options awarded at the time of the Distribution. In 1998, the Chief Executive Officer was not granted additional stock options to purchase shares of Common Stock in light of the stock options awarded at the time of the Distribution. Since joining the Company, the Chief Executive Officer has been granted options to purchase 173,691 shares of Common Stock. When considering the number of shares of Common Stock subject to options to be granted, the committee administering the Plan considers the number of shares subject to already outstanding options.

  The Board of Directors believes that linking executive compensation to corporate performance results in a better alignment of compensation with the Company's goals and shareholder interest. This is especially true for a research and development company such as the Company. As performance goals are met or exceeded, shareholder value should increase through increases in the market value of the Company's Common Stock and the executive will be commensurately rewarded. The Board of Directors believes that compensation levels during fiscal year 1998 adequately reflect the Company's compensation goals and policies.

                                            Respectfully submitted,

                                            Martin Barkin, M.D.
                                            Robert A. Beckman
                                            Charles W. Bishop, Ph.D.
                                            John Kapoor, Ph.D.
                                            Richard B. Mazess, Ph.D.

SUMMARY COMPENSATION TABLE

  The table below sets forth the compensation of the Company's Chief Executive Officer. No other executive officer earned more than $100,000 in salary and bonus during fiscal year 1998.

                                       ANNUAL          LONG-TERM
                                    COMPENSATION      COMPENSATION
                                   ---------------    ------------
                                                       SECURITIES
   NAME AND PRINCIPAL       FISCAL                     UNDERLYING     ALL OTHER
   POSITION(1)               YEAR   SALARY  BONUS       OPTIONS    COMPENSATION(1)
   ------------------       ------ -------- ------    ------------ ---------------
   Charles W. Bishop,
    Ph.D...................  1998  $150,000 $4,225          --         $2,290
    President, and Chief     1997   143,846  2,250       10,000         2,116
    Executive Officer        1996   133,847  2,250(2)   140,000         1,966

--------
(1)Amounts shown consist of Company contributions to a defined contribution plan.
(2)Compensation received from Lunar Bonus Program.

AGGREGATED STOCK OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR END STOCK OPTION VALUES

  The following table sets forth information on stock options exercised in fiscal 1998 and information on unexercised stock options held as of June 30, 1998 by the Company's Chief Executive officer.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                      STOCK OPTIONS AT FISCAL   THE-MONEY STOCK OPTIONS
                                                             YEAR END            AT FISCAL YEAR END(2)
                         SHARES ACQUIRED    VALUE    ------------------------- -------------------------
          NAME             ON EXERCISE   REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ----------- ----------- ------------- ----------- -------------
Charles W. Bishop,
 Ph.D...................     23,691       $185,441     58,000       92,000      $337,840     $581,760

--------
(1) Fair market value of underlying securities at exercise minus the exercise price (i.e., value before income taxes payable as a result of the exercise). The annualized value realized was $20,582.
(2) Based upon the closing price of the Common Stock of $8.75 on June 30, 1998, as reported by the Nasdaq Stock Market, minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the fiscal year ended June 30, 1998, Dr. Mazess served on the Compensation Committee of the Board of Directors. Dr. Mazess was President of the Company since its inception in 1984 through February 1996. In addition, Dr. Mazess has served as the President and as a director of Lunar since 1980 and is the beneficial owner of approximately 33% of the outstanding common stock of Lunar. Payments made by the Company to Lunar during fiscal year 1998 aggregated $74,200. In addition, in July 1998, Dr. Mazess purchased 170,000 shares of Common Stock in the Offering at a price of $8.00 per share. See "Certain Transactions."

  During the fiscal year ended June 30, 1998, Dr. Kapoor served on the Compensation Committee of the Board of Directors. In July 1998, Dr. Kapoor purchased 100,000 shares of Common Stock in the Offering at a price of $8.00 per share. See "Certain Transactions."

                               PERFORMANCE GRAPH

  The following line graph compares the cumulative total shareholder return on the Company's Common Stock for the period commencing May 9, 1996 and ending June 30, 1998, with the cumulative total shareholder return of Standard & Poor's 500 Stock Index (the "S&P 500") and Standard & Poor's Bio Technology-- Small Cap Index (the "S&P Biotech--Small Cap").

                                     LOGO

                                             05/09/96 06/30/96 06/30/97 06/30/98
                                             -------- -------- -------- --------
S&P 500.....................................   $100     $104     $140     $182
S&P Bio Technology--Small Cap...............   $100     $ 98     $ 67     $ 58
Bone Care International, Inc................   $100     $111     $221     $298

  The Performance Graph assumes $100 dollars invested on May 9, 1996 in each of the Company's Common Stock, the S&P 500 Index, and the S&P Biotech--Small Cap Index. The graph also assumes the reinvestment of dividends. The Company's Common Stock was distributed by Lunar Corporation to its shareholders on May 8, 1996. The first trading day for the Company's Common Stock was May 9, 1996.

                             CERTAIN TRANSACTIONS

RELATIONSHIP WITH LUNAR

  On May 8, 1996, Lunar, which then held 97.3% of the issued and outstanding shares of the Company's Common Stock, distributed to its shareholders of record as of April 24, 1996, all of the shares of Company Common Stock then owned by Lunar in a transaction intended to qualify as a tax-free distribution. As a result of the Distribution, the Company became a separate publicly owned company.

  In connection with the Distribution, the Company and Lunar entered into a distribution agreement dated as of April 16, 1996 (the "Distribution Agreement") providing for, among other things, the principal corporate transactions required to effect the Distribution, the conditions to the Distribution, the allocation between the Company and Lunar of certain liabilities and certain other agreements governing the relationship between the Company and Lunar with respect to or in connection with the Distribution.

  In addition, the Company and Lunar entered into a tax disaffiliation agreement dated as of April 16, 1996 which provided for, among other things, a contribution of $725,000 by Lunar to the Company completed prior to the Distribution to reflect federal income tax savings previously realized by Lunar that were attributable to losses incurred by the Company prior to the distribution and cross indemnification by each party for certain tax liabilities. Prior to the Distribution, Lunar entered into a transition agreement (the "Transition Agreement") with the Company pursuant to which Dr. Mazess, Mr. Beckman and other employees of Lunar would perform certain services and provide certain assistance to the Company. Such services in fiscal 1998 included legal, treasury, financial, accounting, insurance administration, employee benefit and other services. As compensation for the various administrative services provided to the Company pursuant to the Transition Agreement, the Company paid Lunar fees and reimbursed certain expenses aggregating $58,200 for the period July 1997 through June 1998. Under the Transition Agreement, Lunar leased to the Company for a monthly fee of $2,000 approximately 3,000 square feet in Lunar's principal offices in Madison, Wisconsin. Lease obligations under the Transition Agreement terminated upon the Company's relocation to its new facilities during the first quarter of 1998. Rent payments to Lunar aggregated $16,000 during fiscal 1998. The Transition Agreement runs until May 8, 1999; however, the Company may terminate the Transition Agreement prior to the completion of the term by giving Lunar 90 days written notice.

  Dr. Mazess, the Chairman of the Board of the Company, is also the Chairman of the Board, President and Chief Executive Officer of Lunar and is the beneficial owner of approximately 33% of the outstanding common stock of Lunar. Mr. Beckman, a director of the Company, is also Vice President of Finance of Lunar.

SALE OF COMMON STOCK

  On July 24, 1998, the Company completed a directed public offering of 1,326,000 shares of Common Stock at a price of $8.00 per share. The price per share was approximately 5% below the average trading price of the previous 30 days. The Company sold 170,000, 100,000, 6,000, 100,000 and 250,000 of the shares in the offering, respectively, to Dr. Mazess and Dr. Kapoor, directors of the Company, Dr. Bishop, President, Chief Executive Officer and a director of the Company, T. Rowe Price Associates, Inc. and Dresdner RCM Global Investors LLC. In addition, the Company sold 600,000 shares in the offering to the

State of Wisconsin Investment Board. See "Securities Beneficially Owned By Principal Shareholders, Directors and Executive Officers."

                             SHAREHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Shareholders, written notice of any shareholder proposal must be delivered or mailed to and received at the Company's principal executive offices at One Science Court, Madison, Wisconsin 53711 by June 15, 1999.

  In addition, the Company's Bylaws establish an advance notice procedure for shareholder proposals to be brought before any meeting of shareholders, including proposed nominations of persons for election to the Board of Directors. Shareholders at the 1998 Annual Meeting may consider shareholder proposals or nominations brought by a shareholder of record on October 2, 1998, who is entitled to vote at the annual meeting and who has given the Company's Assistant Secretary timely written notice, in proper form, of the shareholder's proposal or nomination. A shareholder proposal or nomination intended to be brought before the 1998 Annual Meeting must have been received by the Assistant Secretary on or after August 15, 1998, and on or prior to September 14, 1998. The Company did not receive notice of any shareholder proposal or nomination relating to the 1998 Annual Meeting. The 1999 Annual Meeting is expected to be held on November 12, 1999. Accordingly, a shareholder proposal or nomination intended to be brought before the 1999 Annual Meeting must be received by the Assistant Secretary on or after August 14, 1999, and on or prior to September 13, 1999.

                              FINANCIAL STATEMENTS

  A copy of the Annual Report on Form 10-K of the Company filed with the Securities and Exchange Commission, containing audited consolidated financial statements for the fiscal year ended June 30, 1998, is enclosed herewith.

                                            By Order of the Board of
                                             Directors,

                                            LOGO
                                            Charles W. Bishop, Ph.D.
                                            President and Chief Executive
                                             Officer

Madison, Wisconsin
October 12, 1998

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998, (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AS OF OCTOBER 2, 1998, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON DIRECTED TO: BONE CARE INTERNATIONAL, INC., ONE SCIENCE COURT, MADISON, WISCONSIN 53711, ATTENTION:
DALE W. GUTMAN AT (608) 236-2590.

(Label Here)








Proxy for
Bone Care International, Inc.
Annual Meeting of Shareholders
November 13, 1998

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY.

The undersigned hereby appoints CHARLES W. BISHOP, Ph.D., and DALE W. GUTMAN, and each of them, as Proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of BONE CARE INTERNATIONAL, INC. (the "Company"), which the undersigned, as designated below, would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at Bone Care International, Inc., One Science Court, Madison, Wisconsin, on Friday, November 13, 1998, at 3:00 p.m., local time, and at any adjournments thereof as follows:

(1)  Elect Directors

     GRANT AUTHORITY                    WITHHOLD AUTHORITY
     to vote for nominees               to vote for nominees
     listed below                       listed below

          /   /                              /   /

     Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

          Richard B. Mazess, Ph.D.        John Kapoor, Ph.D.


(2) Ratify selection of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending June 30, 1999.

          For  /   /          Against   /   /          Abstain   /   /


(5) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

This proxy will be voted as specified. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE AND FOR ITEM 2 AND, IN THE DISCRETION OF THE PERSONS DESIGNATED HEREIN AS PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Please date this proxy and sign exactly as your name or names appear therein. If shares are held jointly, one or more joint owners should sign. Administrators, executors, trustees and others signing in representative capacity should indicate the capacity in which they sign. The undersigned hereby revokes all proxies heretofore given to vote at the aforesaid meeting.

                              Dated                    , 1998
                                   --------------------




     -------------------------     ------------------------
     Co-Owner Sign Here            Shareholder Sign Here